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                                 EXHIBIT (11)(b)

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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the inclusion in this Post-Effective Amendment No. 15 to the Registration Statement on Form N-1A of The Riverfront Funds, Inc. of our report to the Directors and Shareholders of The Riverfront Stock Appreciation Fund dated October 11, 1995 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 15 to the Registration Statement on Form N-1A.


McCurdy & Associates CPA's, Inc.
Westlake, Ohio  44145
January 29, 1996